UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2008

RIDGEWOOD ENERGY W FUND, LLC
(Exact name of registrant as specified on its charter)

Delaware	000-53177	26-0225130
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

Registrant’s address and telephone number:
1314 King Street, Wilmington, Delaware 19801
(302) 888-7444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments

          On December 7, 2008, Ridgewood Energy W Fund, LLC (the “Fund”) was informed by W&T Offshore, Inc. (“W&T”), the operator, that due to mechanical issues, drilling operations on the Main Pass 279 A-6 well (“Triton #2 Project) have been suspended and the well would be plugged and abandoned. The Fund owns a 5% working interest in the Triton #2 Project.

          As a result of the plug and abandonment, the Fund estimates that during the fourth quarter 2008, the Fund will incur $1.4 million of dry-hole costs. Additionally, the Fund and W&T have elected not to proceed with the drilling of the third well of the Main Pass 279 lease block.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RIDGEWOOD ENERGY W FUND, LLC

Date: December 11, 2008	By:	/s/ Kathleen P. McSherry

Kathleen P. McSherry
Executive Vice President and Chief Financial Officer